                                                                  Exhibit 10.13

                              Dauphin Deposit Bank
                                and Trust Company

                                1703 OREGON PIKE
                             LANCASTER PA 17601-4201

                                                                  (717) 560-3168
                                                            FAX # (717) 560-3177

January 15, 1997


Herley Industries, Inc.
Attn: Lee N. Blatt, Chairman/Chief Executive Officer
      Myron Levy, President
10 Industry Drive
Lancaster, PA 17603

Dear Gentlemen:

      I am pleased to inform you that Dauphin Deposit Bank and Trust Company (hereafter "Bank") has approved the reaffirmation of your unsecured line of credit to Herley Industries, Inc. (hereafter "Borrower") as follows:

A.    Principal Amount of Line:           $11,000,000.00

B.    Expiration:                         January 31, 1999

C.    Interest Rate:                      1.0% over the FOMC Target Rate, as in
                                          effect from time to time, for
                                          borrowings up to 80% of the most
                                          recent market value of pledged
                                          marketable securities.

                                                      AND

                                          Dauphin Deposit Base Rate, as in
                                          effect from time to time, for balances
                                          in excess of 80% of the most recent
                                          market value, or in the absence, of
                                          pledged marketable securities.

D.    Use of Proceeds:                    To finance inventory and accounts
                                          receivable. The line may be used to
                                          issue standby letters of credit.

Herley Industries, Inc.
January 15, 1997


E.    Repayment Schedule:

            Letters of Credit:            To be negotiated if drawn upon

            Line of Credit:               Interest monthly, principal at
                                          expiration of agreement.

F.    Commitment Fee:

            Letters of Credit:            1.0% per annum

            Line of Credit:               None

1. Borrowings may bear interest at an annual rate equal to the Dauphin Deposit Base Rate or the FOMC Rate plus 1.0%, as applicable, as in effect from time to time. This interest rate will change when and as Dauphin Deposit Base Rate or the FOMC Rate changes. Interest will be calculated on the basis of the actual number of days in the current calendar year divided by 360. Interest will be payable monthly upon submission of the Bank's statement therefore.

2. The Bank's Base Rate is a reference rate which floats and is stated from time to time by Dauphin Deposit Bank for the guidance of its officers. The determination and statement of the Bank's Base Rate shall not in any way preclude the Bank from making loans to other borrowers at differing rates.

3. The Bank shall have the right to review and approve any letter of credit term exceeding two (2) years for issuance under the line of credit.

4.    The line of credit shall be collateralized by the following:

      a.    A Corporate Suretyship Agreement of:

            1.    Microwave Holding corporation

                        Secured by acceptable assignment of all marketable securities in an account with Bear Stearns.

            2.    Stewart Warner Electronics Co.

            3.    Any future operating subsidiaries.

5. The Borrower shall provide the Bank with a Negative Pledge of all corporate assets other than those pledged to Bank. The Negative Pledge shall be subject to an existing mortgage with Dean Witter Inter Capital, Inc.

Herley Industries, Inc.
January 15, 1997


6. The Borrower shall maintain the Business Loan Agreement which contains affirmative and negative covenants including, but not limited to the following:

      a. Minimum working capital requirement of $4,000,000 at all times. Working capital shall be determined in accordance with generally accepted accounting principles.

      b. Minimum Tangible Net Worth of $13,487,000 to be measured at fiscal year end. Tangible Net Worth shall be defined as total assets less total liabilities, excluding all assets which would be classified as intangible assets under generally accepted accounting principles.

      c. Maximum Debt to Tangible Net Worth of 1.75 to 1.0 to be measured at fiscal year end.

      d. Bank consent to any and all cash dividend distributions to shareholders.

      e.    Adequate notification of anticipated acquisitions.

7. Borrower shall maintain an insurance policy providing satisfactory coverage on the buildings and their contents, including equipment, against the perils of fire, extended coverage, vandalism and malicious mischief and general liability and business interruption insurance.

8. Borrower shall maintain its primary deposit relationship with Dauphin Deposit Bank and Trust Company during the term of these loans.

9. On a monthly basis, when and if marketable securities are owned and pledged, the Borrower shall furnish the Bank with a detailed listing, including number of shares and where held, as well as, a current market valuation on all marketable securities owned by Microwave Holding Corporation.

10. On an annual basis, the Borrower shall furnish the Bank with CPA-audited consolidated financial statements and 10-K report on Herley Industries, Inc.

11. On an annual basis, the Borrower shall furnish the Bank with internally-prepared consolidating financial statements on Herley Industries, Inc. and subsidiaries.

Herley Industries, Inc.
January 15, 1997


12. On a quarterly basis, the Borrower shall furnish Bank with consolidated financial statements and a l0-Q report on Herley Industries, Inc.

13. Borrower shall maintain insurance coverage for Directors and Officers liability in the minimum amount of $3,000,000 satisfactory to Bank.

14. Borrower shall provide the Bank with an opinion of Borrower's counsel evidencing satisfactory status of litigation proceedings.

      The availability of the line of credit is contingent upon the Borrowers and the Bank entering into mutually acceptable loan documentation setting forth the terms and conditions stated herein and such other terms and conditions, covenants, warranties and representations as may be required by the Bank and be mutually acceptable to the Borrowers and the Bank. All terms and conditions contained herein shall survive the execution of such loan documentation.

      Any and all charges, expenses, and costs incurred by the Bank relating to the preparation and completion of loan documents and/or the maintenance of the loan, including, but not limited to the Bank's attorney fees, are the responsibility of the Borrower.

      This commitment is contingent upon the right of the Bank at any time hereafter and from time to time to review the commitment, to adjust terms and conditions, or to discontinue the commitment should the Bank in the reasonable exercise of its sole business discretion deem it necessary to do so.

      Please acknowledge your concurrence with these terms and conditions by signing, dating and returning the enclosed original of this letter to the Bank on or before January 31, 1997, on which date this offer shall terminate and be of no force and effect.

      We thank you for your business and look forward to a mutually beneficial relationship. If we can be of any further assistance, do not hesitate to call.


Sincerely,

/s/ Michael R. Carper
Michael R. Carper,
Senior Vice President

Herley Industries, Inc.
January 15, 1997


ACKNOWLEDGMENT:

The terms and conditions of this letter are hereby accepted in full this 29 day of January, 1997.


BORROWER:                               HERLEY INDUSTRIES, INC.

Attest:

[SIGNATURE ILLEGIBLE]                   /s/ Lee N. Blatt
--------------------------------        --------------------------------
                                        Lee N. Blatt, Chairman/
                                        Chief Executive Officer

[SIGNATURE ILLEGIBLE]                   /s/ Myron Levy
--------------------------------        --------------------------------
                                        Myron Levy, President


SURETIES:                               MICROWAVE HOLDING CORPORATION

Attest:

[SIGNATURE ILLEGIBLE]                   By: /s/ Myron Levy
--------------------------------            ----------------------------


                                        STEWART WARNER ELECTRONICS CO.


[SIGNATURE ILLEGIBLE]                   By: /s/ Myron Levy
--------------------------------            ----------------------------

                                                                    Date 1-25-96

DAUPHIN DEPOSIT BANK AND TRUST COMPANY, a Pennsylvania banking corporation with its principal office in the city of Harrisburg, Dauphin County, Pennsylvania (hereinafter called "Bank") does hereby agree to make a loan (the "Loan") in the principal sum of $11,000,000.00 to Herley Industries, Inc., a Corporation organized under the laws of the State of Delaware, with offices at 10 Industry Drive, Lancaster, PA 17603 (hereinafter called "Borrower"), all under the following terms and conditions:

1. The Loan shall be evidenced by a note (the "Note"), dated 1-25-96 and shall be repayable as follows: Interest monthly, principal at maturity together with interest calculated on a daily basis (360 days) at the annual rate of either Fed Fund Rate plus 1.0% or Dauphin Deposit Base Rate on the unpaid balance of the principal, all as provided in the Note.

The Borrower acknowledges reading all of the terms, provisions, agreements, covenants and warranties of this Agreement, the Note and any Security Documents in connection with the Loan, and, in consideration of the Bank agreeing to make the Loan, and intending to be legally bound hereby, warrants, represents, covenants and agrees that:

1. Business. The Borrower's business operations ("Business") are as follows:
Flight Instrumentation Manufacturing and the Business is a Corporation. If the Borrower is a corporation, it has no subsidiaries or parent corporations except as follows: Microwave Holding Corp., Stewart Warner Electronics Co., all of which are current operating, wholly-owned subsidiaries of the Borrower.

2. Use of Proceeds. The Borrower will diligently continue the Business substantially as now being conducted. The proceeds of the Loan will be used only in connection with the Business and only for the following purposes: Working capital and general corporate purposes and to issue standby letters of credit. "General corporate purposes" shall mean expenditures arising within the ordinary course of the Borrower's business or operations, as currently conducted; but, to the extent Borrower intends to use proceeds of the Loan in connection with (i) the consolidation or merger with, or (ii) the acquisition of any of the capital stock or substantially all the assets of, any person or entity, Borrower agrees to first provide Bank with adequate prior notice thereof in accordance with paragraphs (b) and (c) of Section 6.

3. Collateral As security for the Loan, the Borrower will deliver or cause to be delivered to the Bank the following collateral and/or duly executed instruments of security or guaranty ("Security Documents"), and will comply with all terms, conditions, and provisions as set forth in such instruments:

A Suretyship Agreement by Stewart Warner Electronics Co. and a Suretyship Agreement by Microwave Holding Corp., secured by an acceptable assignment of marketable securities held in an account with Bear Stearns for the benefit of Microwave Holding Corp.

Negative Pledge Agreements by Herley Industries, Inc., Stewart Warner Electronics Co., and Microwave Holding Corp.

4. Reports to Bank. The Borrower will deliver to the Bank the following reports:

(a) The Borrower's financial statements as follows: (1) Quarterly statements and a 10Q Report certified by the Borrower's chief financial officer within 45 days after the end of each quarter; and (2) Year-end statements and a 10-K Report within 90 days after the Borrower's year end which shall be audited by a certified public accountant. All financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied.

(b) Inventory reports as follows: (1) N/A within N/A days after the end of each N/A. Such reports shall be certified by the Borrower's chief financial officer.

(c) Such other reports, including but not limited to, the monthly detailed listing and valuation of marketable securities and annual consolidating financial statements.

All of the foregoing reports shall be in form and substance satisfactory to the Bank. If reports are required to be certified by a certified public accountant, such certified public accountant shall be acceptable to the Bank.

5. Affirmative Covenants. The Borrower will:

(a) Minimum Current Asset Ratio and Minimum Working Capital. Maintain the ratio of current assets (exclusive of prepaid expenses) to current liabilities of the Business at not less than N/A to 1.0. Maintain the minimum working capital of the Business at not less than Four Million and 00/100 Dollars (4,000,000.00) at all times. Minimum working capital shall mean the excess of current assets less current liabilities, as determined in accordance with generally accepted accounting principles.

(b) Minimum Tangible Net Worth. Maintain a minimum tangible net worth of the Business at not less than Thirteen Million Four Hundred Eighty-Seven Thousand and 00/100 Dollars $13,487,000.00) to be measured at fiscal year end. Tangible Net Worth shall be defined as total assets less total liabilities, excluding all assets which would be classified as intangible assets under generally accepted accounting principles.

(c) Debt to Tangible Net Worth Ratio. Maintain the ratio of debt to tangible net worth of the Business at no greater than 1.75 to 1 to be measured at fiscal year end.

(d) Net Income to Debt Service Ratio. Maintain a ratio of net income plus non_cash charges to scheduled debt service plus capital expenditures (including capital obligations) of not less than N/A to 1.

(e) Insurance. Maintain insurance coverages for the Business which are in such amounts and with such carriers as are acceptable to the Bank, and deliver to the Bank acceptable proof of such insurance. Insurance covering any collateral for the Loan shall contain a standard mortgage clause or additional insured clause in favor of the Bank. All such policies shall require no less than (10) days prior written notice of cancellation to the Bank.

(f) Taxes. Duly pay and discharge all taxes or other claims which might become a lien upon any of its property except to the extent that such items are being in good faith appropriately contested with adequate reserves therefor having been set aside and with security satisfactory to the Bank.

(g) Properties. Maintain, preserve, and keep its properties in good repair, working order and condition, and make all reasonable repairs, replacements, additions, betterments and improvements thereto.

(h) Corporate or Partnership Existence. If the Borrower is a corporation or partnership, maintain its corporate or partnership existence and comply with all statues, rules and regulations, the non-compliance of which would materially and adversely affect its business, assets or condition, financial or otherwise.

(i) Issuance Taxes. Pay all stamp or issuance taxes, if any, payable by reason of the execution, delivery or issuance of this Agreement, the Note or security Documents under any applicable ordinance or statute now existing or hereafter enacted, and the Borrower will at all times indemnify and hold harmless the Bank and its duly authorized agents to make, or cause to be made, inspections and audits of any books, records and papers of the Borrower and to make extracts therefrom should the Borrower be in default with respect to any bank agreement or should the Bank reasonably believe that a default is imminent to the extent Bank has received such reports and/or financial reports and believes a default is imminent.

(k) Management. Maintain the current management and executive personnel of the Borrower or other management and executive personnel reasonably satisfactory to the Bank, and furnish to the Bank within five (5) days of any election or appointment of officers or directors written notice of any change of such officers and directors.

6. Negative Covenants. Except with the prior consent in writing of the Bank with respect to items a, d, e, i, j, and k and with prior adequate notice with respect to items b and c, the Borrower will not:

(a) Borrower's Indebtedness. Incur, or permit to exist, any indebtedness for borrowed money, except: (1) borrowings hereunder and of any other loans made by the Bank in its discretion to the Borrower, (2) indebtedness which is currently outstanding, as follows:

      Creditor                 Amount
      --------                 ------
      Dean Witter              $3.8MM

      Inter Capital Inc.

and (3) the Borrower may incur new indebtedness from any other financial institution in an amount up to None in the aggregate without consent of the Bank.

(b) Combination. Enter into any merger, consolidation, partnership or joint venture or sell or lease or otherwise dispose of all or any substantial part of its assets, other than sales in the ordinary course of business without adequate notification to Bank.

(c) Loans and Investments. Lend or advance money, credit to property to, invest in or acquire (by capital contribution, loan, purchase or otherwise) any firm, corporation, or other person without adequate notification to Bank.

(d) Create Encumbrances. Create, assume or permit to exist, any mortgage, pledge, lien or encumbrance of or upon, or security interest in any of its property or assets now owned or hereafter acquired except (i) mortgages, liens, pledges and security interests in favor of the Bank; (ii) other liens, charges and encumbrances incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially impair the use thereof in the operation of its business (iii) liens for taxes or other governmental charges which are not delinquent or which are being contested in good faith and for which a reserve shall have been established in accordance with generally accepted accounting principles; and (iv) liens, encumbrances or security interests held by Borrower's customers in the ordinary course of business to secure progress payments or customer advances from such customers, and (v) the following:

Creditor                Type                Amount      Collateral
--------                ----                ------      ----------
Dean Witter             Commercial Mtg.     $3.8MM      First lien mortgage on
                                                        10 Industry Drive
Inter Capital Inc.                                      Lancaster, PA 17603

(e) Guaranties. Assume, endorse, be or become liable for or guarantee the obligations of any person or entity except the endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

(f) Investment in fixed assets. Make an aggregate investment in fixed assets in excess of N/A Dollars (N/A) during any twelve (12) month period ending on each N/A during the term of this Agreement.

(g) Rental Payments. Enter into any arrangement as lessee if the aggregate of all rental payments made by the Borrower in any twelve (12) month period shall exceed N/A Dollars ($_______).

(h) Payments to Directors, Officers or Owners. Make, pay or allow, directly or indirectly, any withdrawals, compensation or salary, in cash or otherwise, for the benefit of directors, officers, shareholders or owners of the Business except as follows: N/A

(i) Dividends. Pay any dividends, on any of its outstanding shares, without Bank consent.

(j) Impairment of Collateral. Permit anything to be done that may impair the value of the collateral intended to be afforded by this Agreement or the Security Documents.

(k) Changes in Business. Make or permit to be made any material change in the nature, character, management, ownership or conduct of the Borrower's business as conducted on the date hereof, without prior written consent of Bank.

7. Representations and Warranties. The Borrower hereby represents and warrants, on a continuing basis, to the Bank that:

(a) Corporate or Partnership Organization. If the Borrower is a corporation or a partnership, the Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to own its property and to carry on its business as now conducted, and is in good standing and authorized to do business in the Commonwealth of Pennsylvania and in each other jurisdiction in which the nature of its business conducted therein or property owned therein make such authorization necessary.

(b) Enforceability of Documents. This Agreement, the Note and the Security Documents have been duly authorized, executed and delivered and constitute the valid and legally binding obligation of the Borrower, enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally.

(c) Legality of Documents. The execution and delivery of this Agreement, the Note and all Security Documents and performance thereof will not violate any provision of law or of the charter of bylaws of Borrower or any agreement, indenture or instrument to which the Borrower is a party or its properties or assets may be bound or affected or of any other agreement to which the Borrower is a party.

(d) Pending or Threatened Litigation. There are no outstanding judgements, actions or proceedings pending before any court or governmental authority, bureau or agency, with respect to or threatened against or affecting the Borrower which would result in a material adverse change in the financial condition of the Borrower and its subsidiaries except as set forth in the Opinion Letter from Borrower's Counsel of even date herewith.

(e) No Defaults. The Borrower is not in default under, or in violation of, nor will the execution and delivery of this Agreement, the Note, or the Security Documents constitute a default under or violation of, any term of any agreement, ordinance, resolution, decree, bond, used in the conduct of its business. The operations of the Borrower comply in all material respects with all laws, ordinances and regulations applicable to it.

(f) No Onerous Agreements. The Borrower is not a party to nor bound by, nor are any of the properties or assets owned by it or used in the conduct of its business affected by, any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgement, or subject to any charter or other corporate restriction, which materially and adversely affects its business, assets or condition, financial or otherwise.

(g) Financial Statements. All balance sheets, profit and loss statements and other financial information heretofore furnished to the Bank are true, correct and complete and present fairly the financial condition of the Borrower and its subsidiaries as at the dates thereof and for the periods covered thereby, including contingent liabilities of every kind which financial condition has not materially adversely changed since the date of the most recently dated balance sheet of the Borrower heretofore furnished to the Bank.

(h) No Margin Stock Purchases. No part of the proceeds of the Loan will be used directly or indirectly for the purpose of purchasing or carrying, or for payment in full or in part of indebtedness which was incurred for the purpose of purchasing or carrying, any margin stock as such term is defined by Regulation U of the Board of Governors of the Federal Reserve System.

(i) Power and Authority. The Borrower has the power to execute and deliver this Agreement, the Note, and all Security Documents and has taken all necessary action to authorize the execution, delivery and performance of the same.

(j) Properties. The Borrower has good and marketable title to all of its assets subject to no liens except as permitted under this Agreement.

(k) Taxes. The Borrower has filed all necessary tax returns to date and paid all taxes heretofore due and payable.

8. Events of Default. If any one or more of the following Events of Default shall occur, the obligation of the Bank to make advances shall cease and the entire unpaid balance of the principal of and interest on the Loan shall immediately become due and payable at the option of the Bank without notice, presentment, protest or demand (all which are expressly waived by the Borrower) to the Borrower being required except as specified below.

      (a) Failure to make any payment of principal or interest in respect of the Loan within 10 days after it is due; or,

      (b) Failure by the Borrower or any Surety to perform any other term, condition or covenant of this Agreement, the Note, any Security Document or any other agreement, instrument or document delivered hereto or in connection herewith or therewith, which shall remain unremedied for the period of thirty
(30) days after written notice thereof shall have been given by the Bank to the Borrower; or,

      (c) (i) Failure to perform any term, condition or covenant of any note, loan agreement, guaranty, mortgage or other instrument or agreement in connection with the borrowing of money or the obtaining of advances or credit to which the Borrower is a party or by which it is bound, or by which any of its properties or assets may be affected (a "Debt Instrument"), so that as result of any such failure to perform, the indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such indebtedness would otherwise become due and payable; or (ii) any event or condition referred to in any Debt Instrument shall occur or fail to occur, so that, as a result thereof, the indebtedness included there or secured or covered thereby may be declared due and payable prior to the date on which such indebtedness would otherwise become due and payable; or (iii) any indebtedness included in any Debt Instrument or secured or covered thereby is not paid when due; or

      (d) Any representation or warranty made in writing to the Bank in this Agreement, the Note or Security Documents or in connection with the making of the Loan or any certificate, statement or report made in compliance with this Agreement, shall have been false in any material respect when made or shall become false in any material respect with respect only to representations or warranties which by the express terms thereof apply to conditions arising after the date hereof;

      (e) The Borrower or any endorser or surety hereof shall make an assignment for the benefit of creditors, file a petition under the Federal Bankruptcy Code or any similar law, state or federal, be adjudicated insolvent or bankrupt, petition or apply to any tribunal for the appointment of a receiver, or trustee or a custodian for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment or debt, dissolution, or liquidation law or statute of any jurisdiction, whether now owned or hereafter in effect; or if there shall have been filed any such petition or application, or any such petition or application, or any such proceeding shall have been commenced against it, which remains undismissed for a period of sixty (60) days or more; or the Borrower or endorser of surety by any act or omission shall indicate its consent to approval of or acquiescence in any such petition, application or proceeding or the appointment of a receiver, or trustee or a custodian for it or any substantial part of any of its properties, or shall suffer any such receivership, trusteeship, or custodianship to continue undischarged for a period of sixty
(60) days or more; or

      (f) Any judgement against the Borrower, or any attachment, levy or execution against any of its properties for any amount shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty
(30) days or more; or

      (g) The Borrower shall be unable, or admit its inability, to meet its obligations as they come due or failure of Borrower generally to pay its debts as they become due; or

      (h) Occurrence, in Bank's sole and independent discretion, reasonably exercised, of a material adverse change in the business, properties or financial condition of the Borrower, or an event or condition that may result in such a material adverse change.

9. Remedies. In the event of the occurrence of any Event of Default, the Bank may, but shall not be required to (i) proceed to apply to the payment of the Loan the balance to the credit of any account or accounts maintained with the Bank by the Borrower and all property of Borrower now or at any time in Bank's possession in any capacity whatsoever (set-off) and (ii) sell all or any part of the collateral security in accordance with the Pennsylvania Uniform Commercial Code and the Security Documents, and (iii) the obligation of the Bank to make loans or otherwise extend credit to the Borrower shall immediately terminate. The Bank may exercise any other right or remedy hereby granted or allowed to it by law including but not limited to the rights and remedies of a Secured Party under the Uniform Commercial Code and each and every right and remedy hereby granted to the Bank or allowed to it by law shall be cumulative and not exclusive the one of the other, and may be exercised by the Bank from time to time and as often as may be necessary.

The Bank shall have at any time, in its discretion, the right to enforce collection and payment of any of the collateral security by appropriate action or proceedings, and the net amounts received therefrom, after deduction of all costs and expenses incurred in connection therewith, shall be applied on account of the Loan and any other indebtedness or liabilities of the Borrower aforesaid, all without notice to the Borrower. The Bank shall not be required to marshall any security or guarantees or to resort to the same in any particular order.

10.   General.

      (a) Generally Accepted Accounting Principles. Current asset, current liabilities, debt, tangible net worth, net income, non-cash charges, debt service and capital expenditures and other accounting terms used herein shall, except specifically provided herein, be determined in accordance with generally acceptable accounting principles consistently applied.

      (b) Survival of Warranties. All agreements, representations and warranties made herein shall survive the delivery of this Agreement.

      (c) Modification of Documents. No modification or waiver of any provision of this Agreement, the Note, the Security Documents or other instruments or consent to any departure by the Borrower from any of the terms or conditions thereof, shall in any event be effective unless it shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall, of itself entitle the Borrower to any other or further notice or demand in similar or other circumstances.

      (d) Rights Cumulative. Each and every right granted to the Bank hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Bank to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right.

      (e) Construction and Severability. This Agreement, the Note and the Security Documents and the rights and obligations of the parties shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania. The provisions of this Agreement are severable and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction.

      (f) Conflict of Documents. The provisions of this Agreement are in addition to, and not in limitation of, the provisions of the Note and the Security Documents. In the event of conflict between the provisions of this Agreement and the provisions of the Note or any Security Document, the provisions of this Agreement shall prevail.

      (g) Notices. Notices by one party to the other shall be in writing and shall be deemed to have been validly given at the time when posted in the U.S. Mails, postage prepaid, or hand delivered to the following address or to any alternative address designated in writing by the recipient:

      Bank:       Dauphin Deposit Bank and Trust Company
                  213 Market Street, P.O. Box 2961
                  Harrisburg, PA 17105

      Borrower:   Herley Industries, Inc.
                  10 Industry Drive
                  Lancaster, PA 17603

      (h) Expenses of Bank. The Borrower shall pay all fees and expenses reasonably incurred by the Bank in connection with the preparation, execution, delivery and performance of this Agreement, the Note, the Security Documents and all other instruments executed in connection herewith or in connection with the collection of the indebtedness hereunder, or any part thereof, or the perfection, protection and maintenance of the Bank's interest in any collateral. These fees and expenses shall include, without limitation, fees and disbursements of legal counsel for the Bank.

      (i) Binding Effect. This Agreement and any other documents and instruments delivered or required to be delivered pursuant hereto shall inure to the benefit of and shall be binding upon the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns of the parties hereto. Borrower may not assign its rights or obligations hereunder without the prior written consent of Bank.

      (j) Joint and Several Liability. If the Borrower is more than one party, they shall be liable hereunder, and under the Note and Security Documents, jointly and severally, and all remedies may be exercised against them jointly, as to all or any of them, or severally.

CORPORATE SIGNATURE

IN WITNESS WHEREOF, Herley Industries. Inc. and Dauphin Deposit Bank and Trust Company have caused this Agreement to be duly executed by their duly authorized officers, and its corporate seal to be impressed hereon on the date first set forth above.

                                        NAME OF COMPANY

(CORPORATE SEAL)                        Herley Industries, Inc.


ATTEST:

[SIGNATURE ILLEGIBLE]                   By: /s/ Myron Levy, Pres.
--------------------------------            ----------------------------
                                            Title:


                                        DAUPHIN DEPOSIT BANK AND TRUST CO.

                                        By: /s/ Kenneth A. Hostetter
                                            ----------------------------
                                            Title: CLO